UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 16, 2020

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	COHR	The NASDAQ Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

The Board of Directors of Coherent, Inc. (the “Company”) has established April 27, 2020 as the date of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). This date represents an advance by more than 30 days from the anniversary date of the Company’s 2019 annual meeting of stockholders held on February 28, 2019 (the “2019 Annual Meeting”). As a result, the deadline for stockholders to submit proposals for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, as set forth in the Company’s definitive proxy statement for the 2019 Annual Meeting, have changed.

Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 must be received by the Company’s Corporate Secretary no later than 5:00 p.m. Pacific time on March 26, 2020 (which the Company believes is a reasonable time before it begins to print and send its proxy materials). Any such stockholder proposal must comply with the requirements of Rule 14a-8, and the Company may omit any proposal from its proxy materials that does not comply with the SEC’s rules.

In light of the Santa Clara County order to shelter in place, proposals are to be delivered to the Company’s Corporate Secretary via email at investor.relations@coherent.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: March 16, 2020
By: /s/ Bret DiMarco
Bret DiMarco
Executive Vice President, General Counsel and Corporate Secretary